As filed with the Securities and Exchange Commission on July 27, 2016

Registration No. 333-185309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3947402
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8659 Research Drive

Irvine, California 92618

Telephone: (949) 453-6800

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christine Besnard, Esq.

Executive Vice President and General Counsel

Multi-Fineline Electronix, Inc.

8659 Research Drive

Irvine, California 92618

Telephone: (949) 453-6800

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Chang-Do Gong, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”), of Multi-Fineline Electronix, Inc. (the “Company”):

Registration Statement No. 333-185309, originally filed with the Securities and Exchange Commission on December 6, 2012 (as amended by Amendment No. 1 filed on February 8, 2013).

On July 27, 2016, pursuant to an Agreement and Plan of Merger, dated as of February 4, 2016, by and among Suzhou Dongshan Precision Manufacturing Co., Ltd., a company organized under the laws of the People’s Republic of China (“Parent”), Dragon Electronix Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly owned subsidiary of Parent.

As a result of the Merger, any offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on the 27th day of July, 2016.

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ THOMAS KAMPFER
Name:	Thomas Kampfer
Title:	Chief Financial Officer and Executive Vice-President

Signature	Title	Date

/s/ REZA MESHGIN Reza Meshgin	President and Chief Executive Officer (Principal Executive Officer)	July 27, 2016

/s/ THOMAS KAMPFER Thomas Kampfer	Chief Financial Officer and Executive Vice-President (Principal Financial and Accounting Officer)	July 27, 2016

/s/ YONGGANG YUAN Yonggang Yuan	Director	July 27, 2016

/s/ YONGFENG YUAN Yongfeng Yuan	Director	July 27, 2016

/s/ XU WANG Xu Wang	Director	July 27, 2016